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Li3 Energy, Inc.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 27, 2017.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. A proposal to adopt the Agreement and Plan of Merger by and among Bearing Lithium Corp. ("Bearing"), a corporation organized under the laws of British Columbia, Canada, LI Acquisition Corporation, a Nevada corporation, and Li3 Energy, Inc. ("Li3"), a Nevada corporation, dated as of January 27, 2017, pursuant to which Li3 will become a wholly-owned subsidiary of Bearing. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. A proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature__________________ Signature, if held jointly__________________ Date__________, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders

The 2017 Proxy Statement to Shareholders is available at: http://www.cstproxy.com/li3energy/2017

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Li3 Energy, Inc.

The undersigned appoints Luis Saenz, Chief Executive Officer of Li3 Energy, Inc. or in the place of the foregoing, ________(print name], each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Li3 Energy Inc. held of record by the undersigned at the close of business on August 21, 2017 at the Special Meeting of Stockholders of Li3 Energy, Inc. to be held on September 28, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)